Exhibit 99.1

For Immediate Release

MERCER INTERNATIONAL ANNOUNCES COMPREHENSIVE RECAPITALIZATION AGREEMENT WITH SIGNIFICANT SUPPORT FROM NOTEHOLDERS AND SHAREHOLDERS

The Company Has Entered into an Agreement to Effectuate a Balance Sheet Restructuring Which Will Address $1.275 Billion of Senior Notes and Provide $400 Million of Fully Backstopped New Capital to Position Mercer for Long-Term Success

Operations will Continue in the Ordinary Course with No Impact on Customers, Suppliers and Employees

Highlights

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Significantly stronger balance sheet: Approximately $1.1 billion of Senior Notes to be exchanged for equity, reducing existing Senior Note debt by approximately 88%, with minimal cash interest requirements over the first two years following emergence, and no bond maturities until 2031. The Recapitalization eliminates approximately $96 million of annual cash interest on the Senior Notes

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Substantial new capital and liquidity: $400 million of new money through a rights offering of new senior secured notes 100% backstopped by certain members of the Ad Hoc Group to provide significant liquidity to support Mercer’s operations post-emergence

•	Meaningful shareholder participation: Existing shareholders to receive approximately 8.5% of the new common stock and 3.5% of the new convertible preferred stock of the reorganized Company

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Strong stakeholder support: Restructuring support agreements signed with holders of more than 87% of outstanding principal amount of Mercer’s Senior Notes and a majority of the outstanding shares of its common stock

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Continuity of business operations: The Company and its operating businesses will continue to operate in the ordinary course of business: customers will continue to be served, vendors and unsecured claims will be paid in the ordinary course, and employee wages and benefits will continue without interruption

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Expedited implementation: The Recapitalization is being implemented through a prepackaged joint Chapter 11 plan of reorganization for Mercer International Inc., the parent company, and Mercer International (Texas) LLC. No other subsidiary is directly impacted by the implementation of the plan of reorganization. Confirmation of the plan of reorganization is expected within approximately 45 days of filing, and the Recapitalization is expected to be completed by the end of 2026, subject to customary conditions, including receipt of any requisite regulatory approvals

NEW YORK, NY, November 2, 2026 – Mercer International Inc. (Nasdaq: MERC) (“Mercer” or the “Company”) today announced that it has entered into restructuring support agreements (the “RSAs”) with holders of more than 87% of the aggregate outstanding principal amount of its 12.875% Senior Notes due 2028 and 5.125% Senior Notes due 2029 (together, the “Senior Notes”), including the members of an ad hoc group of noteholders (the “Ad Hoc Group”), and with holders of a majority of the outstanding shares of its common stock. The RSAs set out the terms of a comprehensive recapitalization of the Company (the “Recapitalization”) that is expected to significantly reduce Mercer’s debt, extend its maturity runway and provide substantial new liquidity.

Juan Carlos Bueno, President and Chief Executive Officer, stated: “This transaction is a decisive step forward for Mercer and is the result of constructive and arm’s-length negotiations between Mercer and key stakeholder groups.

With the support of the majority of our noteholders and shareholders, we are putting in place a much stronger balance sheet and the liquidity to navigate current pulp and lumber market and geopolitical conditions. Upon emergence, we will be better positioned to invest in, and grow, our business.

This is a balance sheet recapitalization only. Our mills in Germany, Canada and the United States are operating as usual, and we expect to continue to meet our commitments to customers, suppliers and employees in the ordinary course.”

Mr. Bueno continued, “I want to thank our employees for their dedication and hard work, our customers, suppliers and community partners for their continued support, and our noteholders and shareholders for their confidence in Mercer’s future. Their support reflects their confidence in our people, long-term business plan and high-quality pulp, lumber and mass timber products. We look forward to completing this process efficiently and emerging as a stronger company.”

The Recapitalization

The RSAs provide for the following principal terms, among others:

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New money rights offering: Holders of Senior Notes will have the right to purchase their pro rata share of $420.0 million aggregate principal amount of new senior secured notes (the “New Money Senior Secured Notes”), inclusive of $20.0 million of original issue discount, for aggregate cash proceeds of $400.0 million, subject to the terms of the RSAs (the “Rights Offering”). Each participant in the Rights Offering that exercises its rights will also receive their pro rata share of 40.0% of the new common stock and 40.0% of the new convertible preferred stock.

•	Full backstop: The Rights Offering is fully backstopped by certain members of the Ad Hoc Group, subject to the terms of a backstop commitment letter (the “Backstop Commitment Letter”).

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Senior Notes: Holders of Senior Notes will receive their pro rata share of (i) 91.5% of the new common stock (subject to dilution by the management incentive plan, the new common stock issued in the Rights Offering, and the conversion of the new convertible preferred stock), (ii) 56.5% of the new convertible preferred stock, (iii) $150.0 million of new takeback senior secured notes and (iv) the rights to participate in the Rights Offering.

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New senior secured notes: The New Money Senior Secured Notes, as well as $150 million of takeback notes and $56 million of put option notes, will (i) be issued under a single new indenture, (ii) will mature four years and 364 days after issuance and (iii) will have no scheduled amortization. For the first two years after issuance, the Company may elect to pay interest substantially in kind, preserving cash for the business.

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Existing shareholders: Holders of existing common stock will receive their pro rata share of 8.5% of the new common stock and 3.5% of the new convertible preferred stock, in each case subject to dilution only by the management incentive plan and conversion of the new convertible preferred stock. Existing common stock will be cancelled when the plan of reorganization becomes effective.

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New convertible preferred stock: The reorganized Company will issue $325.0 million of new convertible preferred stock, with dividends payable in kind and convertible into new common stock, on the terms set out in the RSAs.

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Trade and other unsecured creditors: Trade claims and other general unsecured claims are unimpaired and are to be paid in full on the effective date of the plan of reorganization or in the ordinary course of business.

In connection with the Recapitalization, the Company expects to repay, in whole or in part, its existing credit facilities and establish one or more new revolving credit facilities providing up to $300 million of aggregate revolving commitments.

The foregoing is a summary only. The RSAs will be filed as an exhibit to a Current Report on Form 8-K with the U.S. Securities and Exchange Commission, and investors should refer to those documents for further information, including their complete terms.

Implementation of the Recapitalization

To implement the transactions, Mercer and Mercer International (Texas) LLC, a non-operating U.S. subsidiary, expect to commence voluntary Chapter 11 prepackaged cases under the United States Bankruptcy Code (the “Chapter 11 Cases”) and file a plan of reorganization (the “Plan”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Court”). Completion of the Recapitalization is subject to customary conditions, including any requisite regulatory approvals and the Company is optimistic that it will be able to conclude this expedited Chapter 11 process by the end of 2026.

Mercer’s common stock continues to trade on Nasdaq under the symbol “MERC.” Nasdaq has discretionary authority under its listing rules to delist the securities of a company that commences Chapter 11 cases, and Mercer expects that it will receive notice from Nasdaq that it has determined to delist the common stock. If trading of the common stock on Nasdaq is suspended, Mercer expects that its common stock will be quoted on an over-the-counter market, although there can be no assurance that it will be quoted or that an active trading market will exist.

When the Recapitalization is completed, the existing common stock will be cancelled and holders will receive their pro rata share of the new common stock and new convertible preferred stock described above. On or after the effective date of the Plan, the Company intends to apply to list the new common stock on Nasdaq or another national securities exchange, subject to meeting the applicable initial listing requirements, and expects to continue to file periodic reports with the Securities and Exchange Commission. Shareholders will not need to take any action to receive their new securities, other than voting on the Plan if they wish to do so.

2028 Senior Notes Supplemental Indenture

As previously announced, Mercer elected not to make the interest payment due October 1, 2026 on its 12.875% Senior Notes due 2028 and to utilize the applicable grace period. On October 30, 2026, Mercer entered into a supplemental indenture extending that grace period from 30 calendar days to 90 calendar days.

Advisors

Houlihan Lokey is serving as investment banker, Alvarez & Marsal is serving as financial advisor, and Latham & Watkins LLP and Sangra Moller LLP are serving as legal counsel to the Company. Ducera Partners LLC is serving as financial advisor and Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as legal counsel to the Ad Hoc Group. Stretto, Inc. is serving as claims and solicitation agent under the Recapitalization.

Additional Information

For additional information regarding the Restructuring, including related materials, please visit the Company’s investor relations website at https://mercerint.com/investors/.

About Mercer International Inc.

Mercer International Inc. is a global forest products company with operations in Germany, the United States and Canada with consolidated annual production capacity of 2.1 million tonnes of pulp, 1,023 million board feet of lumber, 210,000 cubic meters of cross-laminated timber, 45,000 cubic meters of glulam, 17 million pallets and 230,000 metric tonnes of biofuels. For further information about the Company, please visit www.mercerint.com.

No Offer or Solicitation

This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities. This press release is not a solicitation of votes to accept or reject the Plan or any other Chapter 11 plan. Any such solicitation will be made only pursuant to and in accordance with the disclosure statement and related solicitation materials, and only to the extent permitted by applicable law. The New Money Senior Secured Notes, put option notes, takeback senior secured notes and any new common stock or new convertible preferred stock to be issued in connection with the Rights Offering have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration. The new common stock and new convertible preferred stock to be distributed under the Plan, other than in connection with the Rights Offering, are expected to be issued pursuant to section 1145 of the Bankruptcy Code or another available exemption from registration under the Securities Act.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws, including statements regarding the Recapitalization and the Plan and its anticipated terms and the Company’s operations, liquidity and business plan. These statements are based on current expectations and involve risks and uncertainties that could cause actual results to differ materially, including the Company’s ability to obtain the requisite acceptances of the Plan; the Company’s ability to complete the Chapter 11 Cases and obtain Court approval of the Plan and related relief on the anticipated timeline; the Company’s ability to satisfy the milestones and conditions under the RSAs and the conditions to effectiveness of the Plan; the termination of the RSAs or the Backstop Commitment Letter; the Company’s ability to consummate the Rights Offering and enter into new revolving credit facilities on the expected terms or at all; the effect of the Recapitalization and the Chapter 11 Cases on the Company’s liquidity, operations and relationships with customers, suppliers, employees and other stakeholders; the trading price and volatility of, and any suspension or delisting of, the Company’s existing common stock; the dilution of existing shareholders’ interests; whether the new common stock is listed on a national securities exchange; conditions in pulp, lumber and mass timber markets; and other operational and business risks, including those described under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date hereof, and the Company undertakes no obligation to update them except as required by law.

APPROVED BY:

William D. McCartney

Chairman

(604) 684-1099

Juan Carlos Bueno

Chief Executive Officer

(604) 684-1099